EXHIBIT 10.5

CAMBREX CORPORATION
2009 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AGREEMENT

THIS PERFORMANCE SHARE AGREEMENT (the “Agreement”) entered into as of ___________, by and between ____________ (the “Participant”) and Cambrex Corporation, a Delaware corporation (the “Company”), evidences the grant of performance-based Restricted Stock Units (the “Award”) under the Cambrex Corporation 2009 Long-Term Incentive Plan as amended and restated, effective April 28, 2011 (the “Plan”). All capitalized terms not defined herein have the definitions set forth in the Plan.

1.
Award.  The Participant has been granted an Award consisting of ________ Revenue-Related Performance Shares and ________ EBITDA-Related Performance Shares (together, the “Performance Shares”).  Each Performance Share represents a conditional right to receive shares of Common Stock as described herein.

2.	Certain Definitions. For purposes of this Agreement, the following terms will have the meanings set forth below:

(a)           “Affiliate”:  any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (within the meaning of the Exchange Act).

(b)           “Base Year”:  the 12-month period ending on the last day of the Company’s latest fiscal quarter to end prior to the beginning of the Performance Period.

(c)           “Cause”:  the Participant’s (i) substantial failure to perform his or her duties and responsibilities to the Company or Subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) commission of a felony; (iii) commission of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its Subsidiaries; (iv) significant violation of the code of conduct of the Company or its Subsidiaries or of any statutory or common law duty of loyalty to the Company or its Subsidiaries; or (v) material breach of any of the terms of the Plan or the Agreement, or of the terms of any other agreement between the Company or Subsidiaries and the Participant.

(d)           “Determination Date”:  the date on which the Committee determines the number of shares earned pursuant to Section 4.

(e)           “Disability”:  permanent disability as determined by the Committee for purposes of the Award and similar awards under such rules as it may establish from time to time, which rules may be, but shall not be required to be, the same as those used in determining disability under any long term disability insurance program of the Company.

(f)            “EBITDA”:  the definition of “EBITDA” employed by Standard & Poor’s for purposes of its GICS Code 352030 Life Sciences Tools & Services index (or, if the Committee has determined in its sole discretion to use an index other than the GICS Code 352030 Life Sciences Tools & Services index as the Peer Index, the definition employed by the provider of the Peer Index) as in effect on the last day of the Measuring Performance Year; provided, that in any case where EBITDA as so defined would not include in the Company’s EBITDA earnings and related adjustments at subsidiaries that are accounted for by the Company under the equity method of accounting (the “equity method”), EBITDA for the Company shall be determined using the equity method.

(g)           “EBITDA-Related Performance Shares”:  the portion of the Award that is subject to the Three-Year EBITDA Growth Percentile scale set forth on Exhibit A hereto.

(h)           “Measuring Performance Year”:  the first to occur of (i) the final four-quarter period during the Performance Period, (ii) the four-quarter period ended most recently prior to a Change in Control for which the Committee possesses information sufficient (as determined by the Committee) to perform all necessary calculations hereunder, and (iii) in any case where a Qualifying Termination of Employment occurs prior to the end of the period described in clause (i), the later of (A) the first four-quarter period in the Performance Period or (B) the four-quarter period ended immediately prior to the Qualifying Termination of Employment.

(i)            “Peer Index”:  an index of peer companies comprising those companies contained in the GICS Code 352030 Life Sciences Tools & Services as of [date Performance Period begins], with 20__ sales between ten percent (10%) and seven hundred and fifty percent (750%) of the Company’s 20__sales or a similar index of companies as determined by the Committee in its sole discretion.  A company included in the Peer Index that during the Performance Period is acquired or is no longer required to report under the Exchange Act (other than owing to its filing for bankruptcy under Chapter 7 the U.S. Bankruptcy Code) shall be deemed to have been removed from the Peer Index as of the beginning of the Performance Period.

(j)           “Performance Period”:  the three-year period beginning on [date first quarter begins] and ending on [date last quarter ends], subject to the following: (A) if a Peer Index member’s fiscal quarter is determined on the basis of a 52-53 week year, it shall be deemed for purposes of this definition to end on the closest month-end; (B) the Performance Period for a Peer Index member whose fiscal year (determined after taking into account clause (A)) is other than the calendar year shall be deemed to be the three-year period beginning on the first day of such member’s fiscal quarter in which the Company’s Performance

Period commences and ending on the last day of such member’s most recent fiscal quarter ended prior to the close of the Company’s Performance Period; and (C) in any case to which clause (B) applies, the Committee shall make correlative adjustments to the Peer Index member’s Base Year and Measuring Performance Year.

(k)           “Qualifying Termination of Employment”:  a termination of the Participant’s employment with the Company and its Affiliates by reason of death or Disability or by reason of an involuntary termination without Cause.

(l)            “Revenue-Related Performance Shares”:  the portion of the Award that is subject to the Three-Year Revenue Growth Percentile scale set forth on Exhibit A hereto.

(m)          “Three-Year EBITDA Growth”:  with respect to the Company or any company that is part of the Peer Index, the rate of change, expressed as a percentage, equal to the quotient obtained by dividing (i) by (ii), where (i) is the relevant entity’s EBITDA for the Measuring Performance Year minus its EBITDA for the Base Year and (ii) is the relevant entity’s EBITDA for the Base Year.  If EBITDA for the Base Year is equal to or less than zero with respect to any company that is included in the Peer Index, “Three-Year EBITDA Growth” shall be determined as if such company were not included in the Peer Index.

(n)           “Three-Year EBITDA Growth Percentile”:  the percentile into which the Company’s Three-Year EBITDA Growth falls in comparison to the Three-Year EBITDA Growth of the companies comprising the Peer Index.  Notwithstanding anything to the contrary herein, if the Company’s EBITDA is negative in the Measuring Performance Year, no amount shall be payable with respect to the EBITDA-Related Performance Shares.

(o)           “Three-Year Revenue Growth”: with respect to the Company or any company that is part of the Peer Index, the rate of change, expressed as a percentage, equal to (for the Company or any company that is part of the Peer Index) the quotient obtained by dividing (i) by (ii), where (i) is the relevant entity’s revenue for the Measuring Performance Year minus its revenue for the Base Year and (ii) is the relevant entity’s revenue for the Base Year.

(p)           “Three-Year Revenue Growth Percentile”: the percentile into which the Company’s Three-Year Revenue Growth falls in comparison to the Three-Year Revenue Growth of the companies comprising the Peer Index.

(q)           “Vested Percentage”:  the percentage determined under Section 5 below.

3.
Number of Shares Payable; Time of Payment.  The number of shares of Common Stock payable, if any, under the Award shall be equal to the product of (i) the number of Performance Shares earned (as determined under Section 4), and (ii) the Vested Percentage.  The number of shares of Common Stock payable under the Award shall be payable in a single lump sum (i) [[as soon as practicable after the end of the Measuring Performance Year, and in all cases not later than March 15 of the calendar year following the Measuring Performance Year] OR [in the first calendar year that begins after the end of the Measuring Performance Year]] or, if earlier, (ii) upon the occurrence of a Change in Control.

4.	Performance Shares Earned.

(a)           As soon as practicable following the end of the Measuring Performance Year, the Committee shall determine the number of shares earned in accordance with this Section 4(a).  The total number of Performance Shares actually earned by the Participant shall equal the sum of (i)(A) the number of Revenue-Related Performance Shares specified in Section 1 multiplied by (B) the “Percent of Revenue-Related Performance Shares Earned” (determined by reference to the applicable Three-Year Revenue Growth Percentile), each as set forth on Exhibit A hereto, plus (ii)(A) the number of EBITDA-Related Performance Shares specified in Section 1 multiplied by (B) the “Percent of Revenue-Related Performance Shares Earned” (determined by reference to the applicable Three-Year EBITDA Growth Percentile), each as set forth on Exhibit A hereto.  Percentages falling between the listed percentages shall be interpolated on a straight line basis and the earned amount of any Award shall be based on such interpolated percentages.

(b)           Notwithstanding anything to the contrary herein, in the event of a Change in Control for which the definitive agreement was executed before the Committee possessed information relating to a Measuring Performance Year determined under Section 2(h)(iii)(A) sufficient (in the determination of the Committee) to perform all necessary calculations hereunder, Section 4(a) above will be applied as if the Percent of Revenue-Related Performance Shares Earned and Percent of EBITDA-Related Performance Shares Earned were each 100%.

5.	Vesting.

(a)           The Participant’s right to payment of the Award shall vest (if at all) on the first to occur (the date of the first to occur, the “Vesting Date”) of (i) the last day of the Performance Period, if the Participant remains continuously employed by the Company and its Affiliates from the date hereof through such day, (ii) a Change in Control during the Performance Period, if the Participant remains continuously employed by the Company and its Affiliates until the occurrence of such Change in Control, (iii) the date of a Qualifying Termination of Employment.

(b)           The Vested Percentage in respect of a Vesting Date described in Section 5(a)(i) above shall be 100%.  The Vested Percentage in respect of a Vesting Date described in Section 5(a)(ii) or Section 5(a)(iii) above shall be the percentage obtained by dividing the number of completed months in the Performance Period that elapsed through the date of the Change in Control or Qualifying Termination of Employment, as applicable, and the denominator of which is 36.

6.
Forfeiture.  If, prior to the Vesting Date, the Participant’s employment with the Company and its Affiliates is terminated other than in a Qualifying Termination of Employment, all rights of the Participant in respect of the Award shall terminate immediately in their entirety and the Participant shall not be entitled to any payment hereunder.

7.
Administration.  Any interpretation of the Agreement by the Committee (or its delegate) and any decision made by it (including, without limitation, interpretations and decisions regarding determinations of the Peer Index, Three-Year Revenue Growth and Three-Year EBITDA Growth) during the Performance Period or with respect to the Agreement, is final and binding.

8.
Plan Governs.  This Agreement is subject to the terms and provisions of the Plan, which are incorporated herein by reference.  In the event of any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

9.
No Liability.  By entering into this Agreement, the Participant agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or this Agreement.

10.
Withholding.  All payments, if any, in respect of the Award shall be subject to and reduced by such tax and other withholdings as the Committee determines to be required, which may be satisfied, if the Committee so determines, through the withholding of shares deliverable under this Award.

11.
Nature of Payments.  The Participant acknowledges and agrees that the Award and any payment thereunder are not to be taken into account in determining (i) any pension, retirement, profit-sharing, bonus, life insurance or other benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company, or (ii) any severance or other amounts payable under any other agreement between the Company and the Participant, except as required by law or as may be provided under the terms of such plans or as determined by the Board.

12.
Representations of the Participant.  The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of this Agreement and the Plan and his or her decision to participate in the Plan is completely voluntary.  Further, the Participant acknowledges that the Participant is relying solely on his or her own advisors with respect to the tax consequences of this award.

13.	Notices. All notices or communications under this Agreement shall be in writing, addressed as follows:

If to the Company:

Cambrex Corporation
One Meadowlands Plaza
East Rutherford, NJ 07073
Attention: General Counsel

If to the Participant:

Address on file with the Company

Any such notice or communication shall be (a) delivered by hand (with written confirmation of receipt) to the Company’s office or the Participant or sent by a nationally recognized overnight delivery service (receipt requested) or (b) sent certified mail, return receipt requested, or registered mail addressed as above (or to such other address as such party may designate in writing from time to time).

14.
Assignment; Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Participant and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Participant; provided, that the Company may assign this Agreement to any successor (including a successor to its business).

15.
Entire Agreement; Amendment; Termination.  This Agreement represents the entire agreement of the parties, and supersedes all prior agreements between the parties, with respect to the subject matter hereof.

16.
Governing Law.  This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Delaware other than the conflict of laws provisions of such laws.

17.
Severability.  Whenever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement shall remain in full force and effect.

18.
No Right to Continued Employment or Participation; Effect on Other Plans.  This Agreement shall not confer upon the Participant any right with respect to continued employment by the Company or its Affiliates or continued participation under the Plan, nor shall it interfere in any way with the right of the Company or its Affiliates to terminate the Participant’s employment at any time.

19.
Code Section 409A.  The compensation arrangements set forth in this Agreement are intended to satisfy the requirements of Section 409A of the Code (“Section 409A”) to the extent applicable.  Notwithstanding the foregoing, in no event shall the Company, any of its Affiliates, or any director or employee thereof have any liability to the Participant or to any other person claiming rights under this Agreement relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

20.
Further Assurances.  The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

21.	Claw Back. This agreement shall be subject to any clawback policy established by the Company and in effect as required by Section 10D of the Exchange Act.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, as of the day and year first above written.

CAMBREX CORPORATION

PARTICIPANT

Exhibit A

	Revenue-Related Performance Shares
	Three-Year Revenue Growth Percentile	Percent of Revenue- Related Performance Shares Earned
	25%	50%
	30%	60%
	35%	70%
	40%	80%
	45%	90%
TARGET	50%	100%
	55%	120%
	60%	140%
	65%	160%
	70%	180%
	75%	200%

	EBITDA-Related Performance Shares
	Three-Year EBITDA Growth Percentile	Percent of EBITDA- Related Performance Shares Earned
	25%	50%
	30%	60%
	35%	70%
	40%	80%
	45%	90%
TARGET	50%	100%
	55%	120%
	60%	140%
	65%	160%
	70%	180%
	75%	200%